For Further Information Contact:

                             J. Gerald Bazewicz
                             President and
                             Chief Executive Officer
                             (570) 752-3671



                           Exhibit 99.1


                          PRESS RELEASE


              FIRST KEYSTONE CORPORATION ANNOUNCES
                     SECOND QUARTER DIVIDEND


Berwick, Pennsylvania - June 4, 2009 - First Keystone Corporation
(OTC BB: FKYS), parent company of First Keystone National Bank, declared a $.23 per share quarterly cash dividend to shareholders of record as of June 16, 2009, payable June 30, 2009.

Total cash dividends per share will be $.46 as of June 30, 2009, up from $.44 paid in the first two quarters of 2008, an increase of 4.5%.

First Keystone National Bank, an independently owned community bank since 1864, presently operates 14 full service offices in Columbia (5), Luzerne (4), Montour (1) and Monroe (4) Counties providing banking and trust services. In Monroe County, the Bank trades as Pocono Community Bank, a division of First Keystone National Bank.

Inquiries regarding the purchase of the company's stock may be made through the following brokers: RBC Dain Rauscher, 800-223-4207; Janney Montgomery Scott, Inc., 800-526-6397;
Boenning & Scattergood, Inc., 800-883-8383; and Stifel Nicolaus &
Co. Inc., 800-223-6807.

Note: This press release may contain forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

For more information on First Keystone National Bank or its parent company, First Keystone Corporation, please contact J.
Gerald Bazewicz at 570-752-3671, extension 1172.




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